AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.

                              MANAGEMENT AGREEMENT
                                  Advisor Class

         This MANAGEMENT AGREEMENT is made and entered into by and between the registered investment companies listed on Exhibit A to this Agreement (the "Companies"), as of the dates noted on such Exhibit A, and American Century Investment Management, Inc., a Delaware corporation (the "Investment Manager").

         WHEREAS, the Companies have adopted a Multiple Class Plan dated as of August 1, 1997, (as the same may be amended from time to time, the "Multiple Class Plan"), pursuant to Rule 18f-3 of the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

         WHEREAS, the Multiple Class Plan establishes three classes of shares of certain series of shares of the Companies: the Investor Class, the Institutional Class and the Advisor Class; and

         WHEREAS, the sole class of shares issued by each series of shares of the Companies prior to the adoption of the Multiple Class Plan has been designated as the Investor Class, the investment management services for which are provided by the Investment Manager pursuant to that certain Management Agreement dated as of August 1, 1997 and its predecessors; and

         IN  CONSIDERATION   of  the  mutual  promises  and  agreements   herein
contained, the parties agree as follows:

1. Investment Management Services. The Investment Manager shall supervise the investments of the Advisor Class of each series of shares of the Companies contemplated as of the date hereof, and the Advisor Class of such subsequent series of shares as the Companies shall select the Investment Manager to manage. In such capacity, the Investment Manager shall maintain a continuous investment program for the Advisor Class of each such series, determine what securities shall be purchased or sold by each series, secure and evaluate such information as it deems proper and take whatever action is necessary or convenient to perform its functions, including the placing of purchase and sale orders. In performing its duties hereunder, the Investment Manager will manage the portfolio of all classes of a particular series as a single portfolio.

2. Compliance With Laws. All functions undertaken by the Investment Manager hereunder shall at all times conform to, and be in accordance with, any requirements imposed by:

         (a) the Investment Company Act and any rules and regulations promulgated thereunder;

         (b)      any other applicable provisions of law;

         (c)      the   Declaration  of  Trust  or  Articles  of   Incorporation
                  applicable to each of the Companies as amended from time to time;

         (d)      the By-Laws of the Companies as amended from time to time; and

         (e)      The Multiple Class Plan; and

         (f) the registration statement of the Companies, as amended from time to time, filed under the Securities Act of 1933 and the Investment Company Act.

3. Board Supervision. All of the functions undertaken by the Investment Manager hereunder shall at all times be subject to the direction of the Board of Trustees or Board of Directors (collectively, the "Board of Directors") of the Companies, its executive committee, or any committee or officers of the Companies acting under the authority of the Board of Directors.

4. Payment Of Expenses. The Investment Manager will pay all of the expenses of the Advisor Class of each series of the Companies' shares that it shall manage, other than interest, taxes, brokerage commissions, portfolio insurance, extraordinary expenses and the fees and expenses of those Directors who are not "interested persons" as defined in 1940 Act (hereinafter referred to as the "Independent
         Directors") (including counsel fees) and expenses incurred in connection with the provision of shareholder services and distribution services under the Master Distribution and Shareholder Services Plan dated as of August 1, 1997. The Investment Manager will provide the Companies with all physical facilities and personnel required to carry on the business of the Advisor Class of each series that the Investment Manager shall manage, including but not limited to office space, office furniture, fixtures and equipment, office supplies, computer hardware and software and salaried and hourly paid personnel. The Investment Manager may at its expense employ others to provide all or any part of such facilities and personnel.

5. Account Fees. The Board of Directors may impose fees for various account services, proceeds of which may be remitted to the appropriate Fund or the Investment Manager at the discretion of the Board. At least 60 days' prior written notice of the intent to impose such fee must be given to the shareholders of the affected series.

6.       Management Fees.

         (a) In consideration of the services provided by the Investment Manager, the Advisor Class of each series of shares of the Companies managed by the Investment Manager shall pay to the Investment Manager a per annum management fee (hereinafter, the "Applicable Fee"). The calculation of the Applicable Fee for the Advisor Class of a series is performed as follows:

                  (i) Each series is assigned to one of three categories based on its overall investment objective ("Investment Category"). The Investment Category assignments appear in Exhibit B to this Agreement.

                  (ii) Each series is assigned a fee schedule within its Investment Category in Exhibit C to this Agreement. The Investment Category assets managed by the Investment Manager determines the first component of a series' fee. This fee is referred to as the "Investment Category Fee". The determination of the Investment Category assets is as follows:

                           a) Money Market Fund Category. The assets which are used to determine the fee for this Investment Category is the sum of the assets of all of the open-end investment company series which invest primarily in debt securities, are subject to Rule 2a-7 under the 1940 Act, managed by the Investment Manager and distributed to the public by American Century Investment Services, Inc.

                           b) Bond Fund Category. The assets which are used to determine the fee for this Investment Category is the sum the assets of all of the open-end investment company series which invest primarily in debt securities, are not subject to Rule 2a-7 under the 1940 Act, are managed by the Investment Manager and are distributed to the public by American Century Investment Services, Inc.

                           c) Equity Fund Category. The assets which are used to determine the fee for this Investment Category is the sum the assets of all of the open-end investment company series which invest primarily in equity securities, are managed by the Investment Manager and are distributed to the public by American Century Investment Services, Inc.

                  (iii) A fee which is based on the total assets in all of the Investment Categories is determined by the schedule which appears in Exhibit D. This fee is referred to as the series' "Complex Fee".

                  (iv) The Applicable Fee for a series is the sum of the Investment Category Fee and the Complex Fee.

                  (v) The assets which are used to compute the Applicable Fee shall be the assets of all of the open-end investment companies managed by the Investment Manager. Any exceptions to this requirement shall be approved by the Board of Directors of the Companies.

         (b) On the first business day of each month, the Advisor Class of each series of shares shall pay the management fee at the rate specified by subparagraph (a) of this paragraph 6 to the Investment Manager for the previous month. The fee for the previous month shall be calculated by multiplying the Applicable Fee for such series by the aggregate average daily closing value of the series' net assets during the previous month, and further multiplying that product by a fraction, the numerator of which shall be the number of days in the previous month, and the denominator of which shall be 365 (366 in leap years).

         (c) In the event that the Board of Directors of a Company shall determine to issue an Advisor Class of any additional series of shares for which it is proposed that the Investment Manager serve as investment manager, the Company and the Investment Manager shall enter into an Addendum to this Agreement setting forth the name of the series, the Applicable Fee and such other terms and conditions as are applicable to the management of such series of shares.

7. Continuation Of Agreement. This Agreement shall continue in effect, unless sooner terminated as hereinafter provided, for a period of two years from the execution hereof, and for as long thereafter as its continuance is specifically approved, as to each series of the Companies, at least annually (i) by the Board of Directors of the Companies or by the vote of a majority of the outstanding Advisor Class voting securities of the Companies, and (ii) by the vote of a majority of the Directors of the Companies, who are not parties to the agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

8. Termination. This Agreement may be terminated, with respect to any series, by the Investment Manager at any time without penalty upon giving the appropriate Company 60 days' written notice, and may be terminated, with respect to any series, at any time without penalty by the Board of Directors of a Company or by vote of a majority of the outstanding Advisor Class voting securities of such series on 60 days' written notice to the Investment Manager.

9. Effect Of Assignment. This Agreement shall automatically terminate in the event of assignment by the Investment Manager, the term "assignment" for this purpose having the meaning defined in Section 2(a)(4) of the 1940 Act.

10. Other Activities. Nothing herein shall be deemed to limit or restrict the right of the Investment Manager, or the right of any of its officers, directors or employees (who may also be a trustee, officer or employee of a Company), to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

11. Standard Of Care. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder on the part of the Investment Manager, it, as an inducement to it to enter into this Agreement, shall not be subject to liability to the Companies or to any shareholder of the Companies for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

12. Separate Agreement. The parties hereto acknowledge that certain provisions of the 1940 Act, in effect, treat each series of shares of a registered investment company as a separate investment company. Accordingly, the parties hereto hereby acknowledge and agree that, to the extent deemed appropriate and consistent with the 1940 Act, this Agreement shall be deemed to constitute a separate agreement between the Investment Manager and each series of shares of the Companies managed by the Investment Manager.

13. Use of the Names "American Century" and "Benham." The name "American Century" and all rights to the use of the names "American Century" and "Benham" are the exclusive property of American Century Services Corporation ("ACSC"), an affiliate of the Investment Manager. ACSC has consented to, and granted a non-exclusive license for, the use by the Companies and their respective series of the names "American Century" and "Benham" in the name of the Companies and any series of shares thereof. Such consent and non-exclusive license may be revoked by ACSC in its discretion if ACSC, the Investment Manager, or a subsidiary or affiliate of either of them is not employed as the investment manager of each series of shares of the Companies. In the event of such revocation, the Companies and each series of shares thereof using the name "American Century" or "Benham" shall cease using the name "American Century" or "Benham", unless otherwise consented to by ACSC or any successor to its interest in such names.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers as of the day and year indicated on Exhibit A.


                                    AMERICAN CENTURY GOVERNMENT INCOME TRUST
                                    AMERICAN CENTURY INTERNATIONAL BOND FUNDS
                                    AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS
Attest:                             AMERICAN CENTURY TARGET MATURITIES TRUST

/*/Douglas A. Paul                  /*/James M. Benham
Douglas A. Paul                     James M. Benham
Secretary                           President and Chief Executive Officer


Attest:                             AMERICAN CENTURY INVESTMENT TRUST

/*/Charles C.S. Park                /*/Douglas A. Paul
Charles C.S. Park                   Douglas A. Paul
Assistant Secretary                 Secretary and Assistant Vice President


Attest:                             AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.

/*/William M. Lyons                 /*/Robert C. Puff
William M. Lyons                    Robert C. Puff
Secretary                           President

                                    Exhibit A
         Registered Investment Companies Subject to Management Agreement
--------------------------------------------------------------- --------------

Registered Investment Company and Advisor Class Funds                Date
--------------------------------------------------------------- --------------

American Century Government Income Trust
     Benham GNMA Fund                                           August 1, 1997
     Benham Government Agency Money Market Fund                 August 1, 1997
     Benham Intermediate-Term Treasury Fund                     August 1, 1997
     Benham Long-Term Treasury Fund                             August 1, 1997
     Benham Short-Term Government Fund                          August 1, 1997
     Benham Short-Term Treasury Fund                            August 1, 1997

American Century International Bond Funds
     Benham International Bond Fund                             August 1, 1997

American Century Investment Trust
     Benham Prime Money Market Fund                             June 1, 1998

American Century Quantitative Equity Funds
     American Century Equity Growth Fund                        August 1, 1997
     American Century Global Gold Fund                          August 1, 1997
     American Century Global Natural Resources Fund             August 1, 1997
     American Century Income & Growth Fund                      August 1, 1997
     American Century Small Capitalization Quantitative Fund    July 1, 1998
     American Century Utilities Fund                            August 1, 1997

American Century Target Maturities Trust
     Benham Target Maturities Trust: 2000                       August 1, 1997
     Benham Target Maturities Trust: 2005                       August 1, 1997
     Benham Target Maturities Trust: 2010                       August 1, 1997
     Benham Target Maturities Trust: 2015                       August 1, 1997
     Benham Target Maturities Trust: 2020                       August 1, 1997
     Benham Target Maturities Trust: 2025                       August 1, 1997
--------------------------------------------------------------- --------------

By executing this Exhibit A, each Fund executes the Management Agreement to which it is attached and all of its Exhibits and amendments as of the date specified above.

                                     AMERICAN CENTURY GOVERNMENT INCOME TRUST
                                     AMERICAN CENTURY INTERNATIONAL BOND FUNDS
                                     AMERICAN CENTURY INVESTMENT TRUST
AMERICAN CENTURY INVESTMENT          AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS
MANAGEMENT, INC.                     AMERICAN CENTURY TARGET MATURITIES TRUST


/*/Robert C. Puff                    /*/Douglas A. Paul
Robert C. Puff                       Douglas A. Paul
President                            Secretary

                                    Exhibit B

                          Series Investment Categories
----------------------------------------- ---------------------------------------------------------
Investment Category                       Series
----------------------------------------- ---------------------------------------------------------

Money Market Funds                        Benham Government Agency Money Market Fund
                                          Benham Prime Money Market Fund

Bond Funds                                Benham GNMA Fund
                                          Benham Intermediate-Term Treasury Fund
                                          Benham International Bond Fund
                                          Benham Long-Term Treasury Fund
                                          Benham Short-Term Government Fund
                                          Benham Short-Term Treasury Fund
                                          Benham Target Maturities Trust: 2000
                                          Benham Target Maturities Trust: 2005
                                          Benham Target Maturities Trust: 2010
                                          Benham Target Maturities Trust: 2015
                                          Benham Target Maturities Trust: 2020
                                          Benham Target Maturities Trust: 2025

Equity Funds                              American Century Equity Growth Fund
                                          American Century Global Gold Fund
                                          American Century Global Natural Resources Fund
                                          American Century Income & Growth Fund
                                          American Century Small Capitalization Quantitative Fund
                                          American Century Utilities Fund
----------------------------------------- ---------------------------------------------------------

Dated:  June 1, 1998

                                          AMERICAN CENTURY GOVERNMENT INCOME TRUST
                                          AMERICAN CENTURY INTERNATIONAL BOND FUNDS
AMERICAN CENTURY INVESTMENT               AMERICAN CENTURY INVESTMENT TRUST
MANAGEMENT, INC.                          AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS
                                          AMERICAN CENTURY TARGET MATURITIES TRUST

As executed on behalf of the above in     As executed on behalf of the above in
Exhibit A by                              Exhibit A by
Robert C. Puff                            James M. Benham
President                                 President and Chief Executive Officer

                                    Exhibit C

              Investment Category Fee Schedules: Money Market Funds

Schedule 1
                                                   ------------------------------------------------------------------
Category Assets                   Fee Rate                                 Schedule 1 Funds:
First $1 billion                  0.2500%                     Benham Government Agency Money Market Fund
--------------------------        --------         ------------------------------------------------------------------
Next $1 billion                   0.2070%
Next $3 billion                   0.1660%
Next $5 billion                   0.1490%
Next $15 billion                  0.1380%
Next $25 billion                  0.1375%
Thereafter                        0.1370%

Schedule 2
                                                   ------------------------------------------------------------------
Category Assets                   Fee Rate                                 Schedule 2 Funds:
First $1 billion                  0.2700%                                        NONE
--------------------------        --------         ------------------------------------------------------------------
Next $1 billion                   0.2270%
Next $3 billion                   0.1860%
Next $5 billion                   0.1690%
Next $15 billion                  0.1580%
Next $25 billion                  0.1575%
Thereafter                        0.1570%

Schedule 3
                                                   ------------------------------------------------------------------
Category Assets                   Fee Rate                                 Schedule 3 Funds:
First $1 billion                  0.3700%                           Benham Prime Money Market Fund
--------------------------        --------         ------------------------------------------------------------------
Next $1 billion                   0.3270%
Next $3 billion                   0.2860%
Next $5 billion                   0.2690%
Next $15 billion                  0.2580%
Next $25 billion                  0.2575%
Thereafter                        0.2570%

                       Category Fee Schedules: Bond Funds


Schedule 1
                                                   ------------------------------------------------------------------
Category Assets                   Fee Rate                                 Schedule 1 Funds:
First $1 billion                  0.2800%                           Benham Short-Term Treasury Fund
Next $1 billion                   0.2280%                       Benham Intermediate-Term Treasury Fund
Next $3 billion                   0.1980%                           Benham Long-Term Treasury Fund
                                                   ------------------------------------------------------------------
Next $5 billion                   0.1780%
Next $15 billion                  0.1650%
Next $25 billion                  0.1630%
Thereafter                        0.1625%

Schedule 2
                                                   ------------------------------------------------------------------
Category Assets                   Fee Rate                                 Schedule 2 Funds:
First $1 billion                  0.3100%                                        NONE
--------------------------        --------         ------------------------------------------------------------------
Next $1 billion                   0.2580%
Next $3 billion                   0.2280%
Next $5 billion                   0.2080%
Next $15 billion                  0.1950%
Next $25 billion                  0.1930%
Thereafter                        0.1925%

Schedule 3
                                                   ------------------------------------------------------------------
Category Assets                   Fee Rate                                 Schedule 3 Funds:
First $1 billion                  0.3600%                                  Benham GNMA Fund
Next $1 billion                   0.3080%                          Benham Short-Term Government Fund
Next $3 billion                   0.2780%                        Benham Target Maturities Trust: 2000
Next $5 billion                   0.2580%                        Benham Target Maturities Trust: 2005
Next $15 billion                  0.2450%                        Benham Target Maturities Trust: 2010
Next $25 billion                  0.2430%                        Benham Target Maturities Trust: 2015
Thereafter                        0.2425%                        Benham Target Maturities Trust: 2020
                                                                 Benham Target Maturities Trust: 2025
                                                   ------------------------------------------------------------------

                       Category Fee Schedules: Bond Funds
                                   (continued)


Schedule 4
                                                   ------------------------------------------------------------------
Category Assets                   Fee Rate                                 Schedule 4 Funds:
First $1 billion                  0.6100%                           Benham International Bond Fund
--------------------------                         ------------------------------------------------------------------
Next $1 billion                   0.5580%
Next $3 billion                   0.5280%
Next $5 billion                   0.5080%
Next $15 billion                  0.4950%
Next $25 billion                  0.4930%
Thereafter                        0.4925%

                      Category Fee Schedules: Equity Funds


Schedule 1
                                                   ------------------------------------------------------------------
Category Assets                   Fee Rate                                 Schedule 1 Funds:
First $1 billion                  0.5200%                         American Century Equity Growth Fund
Next $5 billion                   0.4600%                          American Century Global Gold Fund
Next $15 billion                  0.4160%                   American Century Global Natural Resources Fund
Next $25 billion                  0.3690%                        American Century Income & Growth Fund
Next $50 billion                  0.3420%                           American Century Utilities Fund
Next $150 billion                 0.3390%
                                                   ------------------------------------------------------------------
Thereafter                        0.3380%

Schedule 2
                                                   ------------------------------------------------------------------
Category Assets                   Fee Rate                                 Schedule 2 Funds:
First $1 billion                  0.7200%                        American Century Small Capitalization
Next $5 billion                   0.6600%                                  Quantitative Fund
                                                   ------------------------------------------------------------------
Next $15 billion                  0.6160%
Next $25 billion                  0.5690%
Next $50 billion                  0.5420%
Next $150 billion                 0.5390%
Thereafter                        0.5380%

Dated:  June 1, 1998

                                                       AMERICAN CENTURY GOVERNMENT INCOME TRUST
                                                       AMERICAN CENTURY INTERNATIONAL BOND FUNDS
AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.           AMERICAN CENTURY INVESTMENT TRUST
                                                       AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS
                                                       AMERICAN CENTURY TARGET MATURITIES TRUST

As executed on behalf of the above in                  As executed on behalf of the above in
Exhibit A by                                           Exhibit A by
Robert C. Puff                                         Douglas A. Paul
President                                              Secretary

                               Exhibit D
                          Complex Fee Schedule

         Complex Assets                              Fee Rate
         --------------                              --------
         First $2.5 billion                          0.0600%
         Next $7.5 billion                           0.0500%
         Next $15.0 billion                          0.0485%
         Next $25.0 billion                          0.0470%
         Next $50.0 billion                          0.0460%
         Next $100.0 billion                         0.0450%
         Next $100.0 billion                         0.0440%
         Next $200.0 billion                         0.0430%
         Next $250.0 billion                         0.0420%
         Next $500.0 billion                         0.0410%
         Thereafter                                  0.0400%




Dated:  June 1, 1998

                                      AMERICAN CENTURY GOVERNMENT INCOME TRUST
                                      AMERICAN CENTURY INTERNATIONAL BOND FUNDS
AMERICAN CENTURY INVESTMENT           AMERICAN CENTURY INVESTMENT TRUST
MANAGEMENT, INC.                      AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS
                                      AMERICAN CENTURY TARGET MATURITIES TRUST

As executed on behalf                 As executed on behalf
of the above in                       of the above in
Exhibit A by                          Exhibit A by
Robert C. Puff                        Douglas A. Paul
President                             Secretary